UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2010

TECHMEDIA ADVERTISING, INC.
 (Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 62 Upper Cross Street, #04-01
Singapore  058353
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-65-65323001

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 22, 2009, TechMedia Advertising, Inc. (the “Company”) through its wholly owned subsidiary, TechMedia Advertising Mauritius (“TMM”), entered into a Joint Venture Development and Operating Agreement (the “JV Agreement”) with Peacock Media Ltd. (“PML”), an India corporation.

In accordance with the JV Agreement, TMM and PML were to form a new private India company (the “JV Company”) where TMM would own 85% and PML would own 15%.  The JV Company would operate the business of displaying mobile digital advertising platforms in public transportation vehicles such as long-distance buses and trains in India (the “Business”).  The newly-fitted buses and trains will display third party commercial contents and advertisements for a fee.

Under the JV Agreement, PML was to assign to the JV Company the exclusive rights to use the license to operate the Business on 10,392 long distance buses within the Tamil Nadu State, where PML has a 5 year exclusive license.  The initial Board of Directors of the JV Company was to be comprised of two nominees from PML, Messrs. Sandeep Chawla and Kuljit Suri, and three nominees from TMM, Messrs. Johnny Lian, Ratner Vellu and William Goh.

In addition, under the JV Agreement, the Company on a commercially reasonable best effort basis was to raise up to US$25,000,000 which it anticipated lending in certain tranches through TMM to the JV Company over the first 5 years of the JV Company’s business, which would be the initial intended working capital required to install, commission, maintain and commercialize mobile digital advertising platforms onto buses and trains and operate the Business.  Out of the US$25,000,000, US$5,000,000 was to be set aside as a contingency fund for the JV Company’s working capital needs.  During the first year of incorporation of the JV Company, TMM was to advance US$12,270,000 to the JV Company with the first US$1,000,000 to be provided by October 31, 2009 and a subsequent amount of US$4,000,000 to be provided as soon as certain expenses had been incurred by PML and certified by TMM.  Additional amounts of US$1,932,500 were to be advanced by TMM to the JV Company on a yearly basis thereafter, however, the Board of the JV Company may determine to reduce or eliminate such additional capital contributions by TMM depending on the amount of revenues produced by the JV Company available to satisfy the required working capital.

The Company was to provide management knowledge and skills to manage the operations of the JV Company while PML would ensure the technical platforms operate smoothly as PML is responsible for the maintenance of the technical platforms and ensuring they remain in good working order at all times.

Upon the JV Company reaching profitability, the profits were to be used to (i) pay its 5 directors collectively a management fee equivalent to 10% of the gross profit per quarter subject to a minimum annual fee of US$2,000,000 for the first year, which was to be shared equally among the directors, (ii) repay any TMM loans, and (iii) any remaining profit was to be distributed to TMM and PML as a dividend on the basis of TMM receiving 85% and PML receiving 15%.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the JV Agreement, which was attached as Exhibit 10.1 to the Form 8-K filed by the Company on October 26, 2009.

To date, the JV Company has not been incorporated, however, the Business of the JV Company has been initiated by TMM and PML.

However, on June 26, 2010, but having an effective date of June 1, 2010, TMM, PML and TechMedia Advertising (India) Private Limited (“TMI”) have decided to amend the arrangement between them by entering into an Amendment and Termination Agreement (the “Amendment and Termination Agreement”) whereby the parties have decided to effectively terminate the JV Agreement or other writings or agreements or otherwise and to replace such with the terms and conditions recorded in the Consulting Services Agreement having an effective date of June 1, 2010, which is attached to the Amendment and Termination Agreement as Schedule “A”.

Under the Amendment and Termination Agreement, TMM, PML and TMI have agreed as follows:

(a)
The JV Agreement dated October 22, 2009 or other writings or agreements or otherwise are hereby terminated and no longer of any force and effect between the Parties hereto as the responsibilities and obligations of the Parties are set forth under the Consulting Agreement which is annexed hereto as Schedule “A”;

(b)	The Parties are bound and regulated by the Consulting Agreement and the same shall be conclusive and form the operative part of this Agreement; and

(c)
Each Party hereto agrees that the terms and consequences thereof under this Agreement and the Consulting Agreement shall supersede all other earlier understanding or writings or agreements or otherwise between the Parties hereto in any manner whatsoever.

The foregoing description of the Amendment and Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and Termination Agreement, which is attached hereto as Exhibit 10.1.

In addition, on June 26, 2010, but having an effective date of June 1, 2010, TMM and PML entered into a Consulting Services Agreement, whereby the parties have hence decided to amend the arrangement between them by PML assigning its right and entitlement to receive 15% ownership of the JV Company to TMM and PML assigning the License (as defined in the JV agreement) which is currently being held in trust by PML for the benefit of TMM and such other company that is operating the Business (the “Operating Company”) in exchange for TMM and the Operating Company engaging PML as a consultant in accordance with the terms and conditions of the Consulting Agreement, which among the other terms and conditions will provide PML with compensation of 15% of the net profits of the Business of the Operating Company for its services and obligations under this Consulting Agreement.  Accordingly, the ownership of the Operating Company shall be 100% in favour of TMM.

Under the Consulting Agreement, PML agreed to provide the following specific services and functions to the Operating Company as follows:

(a)
with the exception of the 4 year exclusive license (the “License”) granted to PML by the Government of Tamil Nadu to operate the Business on more than 10,000 buses, PML shall further assist to obtain a similar license from the governments of the Indian states of Andhra Pradesh, Gujarat, Maharashtra, Kerala and Karnataka, and any other Indian states possible (the “Participating States”); PML will use its best efforts to secure licensing rights similar to the License for all the Participating States, and insofar as possible, ensure that the Operating Company is the contracting party and recipient of such licenses.  Where such licensing rights are granted the same shall be made available to the Operating Company, subject to such consideration as may be mutually agreed upon by PML and TMM, for its exclusive use on a first right of refusal basis by the Operating Company;

(b)
make available to TMM and the Operating Company such office and work facilities and infrastructure as may be required by the Operating Company and TMM in order to conduct the operations of the Business at the cost borne by the Operating Company;

(c)	ensure that its management, employees, contractors and sub-contractors cooperate at all times with TMM and the Operating Company, as required, to conduct the Business;

(d)
provide TMM and the Operating Company with full access (including providing the names, contact details and any introductions as may be necessary) to all existing clients of PML in order for the marketing and commercialization of the Business;

(e)	ensure all existing and new clients procured for the Operating Company, insofar as possible, enter into agreements directly with the Operating Company;

(f)
conduct all marketing of PML’s services related to the Business to existing and future clients of PML jointly with the Operating Company’s marketing for the herein mentioned Business of the Operating Company in the conduct of the Business. It is specifically agreed between the parties hereto that PML shall function as Preferred Marketing Agency for all Business and shall give its best efforts to secure the best advertising rates for the Business.  PML forecasts the future gross and net revenues accruing to TMM/TMI/Operating Company from the Business shall be as illustrated hereunder:

US Dollars
USD (In Million.)	FY Ending March 2011	FY Ending March 2012	FY Ending March 2013
Gross Revenue	29.50	54.00	98.00
Agency Commission (15%)	4.43	8.10	14.70
Net Revenue	25.07	45.90	83.30

Indian Rupees (based on fx rate @ 46)
INR (In Million.)	FY Ending March 2011	FY Ending March 2012	FY Ending March 2013
Gross Revenue	1357	2484	4508
Agency Commission (15%)	203.78	372.60	676.20
Net Revenue	1153.22	2111.40	3831.80

(g)	promptly provide TMM and the Operating Company with access to all information and documents as may be required from time to time, to conduct the Business;

(h)	continually and actively use its best efforts to market the Business, and secure orders for the Operating Company from existing and new clients;

(i)	be responsible for the installation of the mobile digital advertising platforms (the “Technology”) and for ensuring that on completion of the installation, the Technology is fully functional;

(j)
be responsible for the maintenance of the Technology, and for ensuring that once installed, the Technology remains in good working order at all times.  Provided however that TMM or the Operating Company shall ensure at all time that there are no delays in payment to PML, so as to hamper the operations and in which case PML shall not be held responsible;

(k)
conduct and perform its obligations hereunder on such premises as it will determine, including its own premises, and will permit access to the Operating Company’s assets at all reasonable times for the purpose of inspecting work being done thereon;

(l)
employ and engage any such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but PML will not enter into contractual relationships with a party without prior notification to the Board of the Operating Company;

(m)
execute all documents, deeds and instructions, do or cause to be done all such acts and things and give all such assurances as may be necessary so that the Operating Company has good and valid title to its assets, including the License;

(n)
diligently conduct and perform its obligations hereunder in accordance with the development plans of the Business approved by the Board of the Operating Company and in compliance with all applicable laws, rules, orders and regulations; and

(o)
abide by and adhere to the control standards as imposed by TMM, in its sole discretion, in the Operating Company in the areas including but not limited to finance, legal, operations and risk management.

PML will provide its consulting services for a period of four (4) years commencing on June 1, 2010 and terminating on May 31, 2014 in exchange for compensation of 15% of the net profits of the Operating Company.

In addition, the Consulting Agreement provides for the purchase of the License for the exclusive advertising rights from PML for 10,392 Tamil Nadu State buses for a purchase price of Indian Rupees Nine Hundred and Twenty Million (INR920,000,000) (approximately US$20,000,000) corresponding to the Licensing period represented by PML.  The parties have also agreed to set aside a sum of an additional Indian Rupees Two Hundred and Thirty Million (INR230,000,000) (approximately US$5,000,000) as a contingency sum for the Business on a need to basis only. The parties shall on a best effort basis prudently avert and reduce the need of the contingency fund as would be as practicable as possible.  It is agreed by the parties that TMM has already remitted the amount of INR46,000,000 (approximately US$1,000,000) to PML. The balance amount of INR874,000,000 (approximately US$19,000,000) shall be paid to PML in the following manner:

Amount (INR)	Payable on/by (Due Date)
92,000,000 (approx. US$2,000,000)	30-06-2010
138,000,000 (approx. US$3,000,000)	31-08-2010
276,000,000 (approx. US$6,000,000)	15-09-2010
124,200,000 (approx. US$2,700,000)	01-04-2011
124,200,000 (approx. US$2,700,000)	01-04-2012
119,600,000 (approx. US$2,600,000)	01-04-2013

Under the Consulting Agreement, PML is to function as the preferred marketing agency for the Business and shall be entitled to and shall be paid an Agency Commission by the Operating Company of 15% of the gross amount of sales billed for all advertising business garnered by PML as increased by applicable taxes and duties.

Furthermore, the Consulting Agreement governs the process for sales invoicing by TMM or the Operating Company and the remission thereof by PML.  According to the Consulting Agreement, TMM or TMI or the Operating Company shall invoice PML for the amount invoiced by PML in respect of sales generated by it on behalf of TMM, on a month to month basis.  Such invoicing shall correspond to 85% of the total sales invoiced by PML in any particular month in respect of the Business.  PML shall retain 15% of the collections as its Agency commission along with the applicable taxes and duties, and the balance amount shall be remitted to TMI/the Operating Company within a period of not later than 90 days, as per industry credit terms, of the submission of the invoice by TMM/TMI/the Operating Company.  It is further understood and agreed between TMM and PML that the first invoice shall be submitted not before July 1, 2010 and thereafter monthly invoicing shall follow and remission shall be made by PML in the desired time frame.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1
Amendment and Termination Agreement, dated June 26, 2010, but having and effective date of June 1, 2010, among TechMedia Advertising Mauritius, Peacock Media Ltd. and TechMedia Advertising (India) Private Limited.

10.2	Consulting Services Agreement, dated June 26, 2010, but having and effective date of June 1, 2010, among TechMedia Advertising Mauritius and Peacock Media Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechMedia Advertising, Inc.

By:	/s/ Johnny Lian
Name:	Johnny Lian
Title:	President and Director

Date: June 29, 2010